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                                                                Exhibit 10(xiii)



                                 CO-STEEL INC.



                                   LONG-TERM
                                 INCENTIVE PLAN



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                                 CO-STEEL INC.
                                  ("CO-STEEL")

                       EXECUTIVE LONG-TERM INCENTIVE PLAN

1.   PURPOSE OF THE PLAN

1.1 Co-Steel hereby establishes a plan to be known as the "Co-Steel Executive Long-Term Incentive Plan" for the purpose of rewarding executives of Co-Steel for the relative performance of Co-Steel compared to its competitors in terms of Total Shareholder Return.

2.   DEFINITIONS

2.1  In this Plan, the following terms have the following meanings:

     "ACT" means the Income Tax Act (Canada), as amended;

     "CHANGE-IN-CONTROL" means any of the following occurrences:

     (a) the acquisition by any one shareholder, or group of shareholders acting jointly or in concert, of more than 50% of the outstanding voting shares of Co-Steel;

     (b) a sale by Co-Steel of all or substantially all of its assets to an unrelated third party, or other liquidation or dissolution;

     (c) a change in the composition of the Board of Directors of Co-Steel involving at least one-half of the Board which occurs at the same time or within a 60 days period; or

     (d) a merger, consolidation, or other reorganization of Co-Steel which results in Co-Steel's shareholders owning less than 50% of the voting shares of the resulting entity.

     "COMMITTEE" means the Compensation Committee of Co-Steel's Board of Directors or such other committee as may be designated by Co-Steel's Board of Directors from time to time;

     "COMMON SHARES" means common shares of Co-Steel;

     "CONTRIBUTION AMOUNT" means the amount determined pursuant to paragraph 5.5 of the Plan;

     "EFFECTIVE DATE" means December 8, 1999;

     "ELIGIBLE EXECUTIVES" means those executives of Co-Steel [AND ITS SUBSIDIARIES] designated by the Committee to participate in the Plan;



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     "NOTIONAL ACCOUNT VALUE" means the number of Common Shares allocated to an
     Eligible Executive's notional account (whether or not vested) multiplied by the closing price of Co-Steel's Common Shares on the last trading date prior to the distribution to the Eligible Executive;

     "PEER GROUP OF CORPORATIONS" means the corporations set out in Appendix "A" to the Plan subject to modification from time to time by the Committee;

     "PERMANENT DISABILITY" means the permanent incapacity of an Eligible Executive, as determined by a licensed medical practitioner, due to a medically determinable physical or mental impairment which prevents such individual from performing substantially all of the essential duties of his or her office or employment;

     "PLAN" means this plan which is intended to be an Employee Benefit Plan as defined in the Act and to be known as the "Co-Steel Inc. Executive Long-Term Incentive Plan";

     "PRINCIPAL EXCHANGE" means the exchange or over-the-counter market on which a corporation's common shares have the greatest trading volume (determined by total number of shares traded in the previous calendar year);

     "TARGET AMOUNT" means the amount obtained when multiplying the Eligible Executive's base salary by the Target Award;

     "TARGET AWARD" means the percentage of an Eligible Executive's base salary determined by the Committee which will be applied to calculate the Target Amount;

     "TOTAL SHAREHOLDER RETURN" for any corporation shall be determined on an annual basis and expressed as a percentage determined by dividing:

     (a)  the sum of,

          (i) the cumulative amount of dividends per share for the calendar year, assuming dividend reinvestment, and

          (ii) the difference between the price per share for the securities at the end of and the beginning of the calendar year, by

     (b) the price per share of the securities at the beginning of the calendar year;

     "TRUST" means the Co-Steel Inc. Executive Long Term Compensation Plan Trust as embodied in the Trust Agreement entered into between Co-Steel and the Trustee;

     "TRUST AGREEMENT" means the trust agreement entered into by the Trustee and Co-Steel in connection with the administration of the Trust Fund for the purposes of the Plan as amended from time to time;

     "TRUST FUND" has the meaning set out in the Trust Agreement;

     "TRUSTEE" means Co-Steel Benefit Plans Inc. or its successor appointed under the Trust Agreement;

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     "UNVESTED COMMON SHARES" means Common Shares which have been allocated to the notional account an Eligible Executive but which have not vested in such Eligible Executive pursuant to the provisions of the Plan; and

     "VESTING DATE" means the date determined pursuant to paragraph 6.4 herein.


3.   PARTICIPATION

3.1  Participation in the Plan is limited to Eligible Executives.

3.2 Each Eligible Executive chosen to participate in the Plan will be provided with a copy of the Plan and the Trust Agreement.


4.   ADMINISTRATION OF THE PLAN

4.1 The Committee will have the power and authority to determine all Eligible Executives, determine Target Awards and Contribution Amounts paid to the Trust under the Plan, and generally administer the Plan.

4.2 Any question of interpretation of the Plan will be submitted to the Committee for resolution.

4.3 The Committee or the Board of Directors of Co-Steel may by resolution make, amend or repeal at any time and from time to time such regulations as it may deem necessary or advisable for the proper administration and operation of the Plan.

4.4 The Committee and/or the Board of Directors of Co-Steel may delegate to any director or directors or any officer or officers of Co-Steel such administrative duties and powers as it may see fit with respect to the Plan.


5.   ESTABLISHMENT OF TARGET AMOUNTS AND DETERMINATION OF
     TOTAL SHAREHOLDER RETURN

5.1  Prior to the start of each calendar year, the Committee shall determine:

     (a) the executives of Co-Steel [AND ITS SUBSIDIARIES] designated as Eligible Executives; and


     (b) the proposed Target Award as a percentage of each Eligible Executive's base salary.

5.2 Within 30 days of the determination of the proposed Eligible Executives and their respective Target Awards by the Committee, Co-Steel will prepare a written notice to such Eligible Executives specifying their respective Target Award and the Target Amount.

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5.3  Management of Co-Steel shall provide a report to the Committee within 30 days of the end of each calendar year which shows the calculations for obtaining the Total Shareholder Return for Co-Steel and each of the corporations in the Peer Group of Corporations, which report has been reviewed by an independent expert. Final determination of the Total Shareholder Return for Co-Steel and any member of the Peer Group of Corporations shall be made by the Committee.

5.4 The percentage of the Target Amount allocated to each Eligible Executive and contributed to the Trust will be based on Co-Steel's Total Shareholder Return performance compared to the average Total Shareholder Return of the Peer Group of Corporations (determined by adding all of the Total Shareholder Returns of the Peer Group of Corporations and dividing that number by the number of Peer Group of Corporations) (the "Peer Average"). If in any calendar year Co-Steel's Total Shareholder Return was not equal to or higher than 70% of the Peer Average, the Eligible Executives will not be entitled to any incentive under the Plan for such year. To the extent that Co-Steel's Total Shareholder Return for a calendar year is equal to or exceeds 70% of the Peer Average, the Eligible Executives shall each be entitled to a matching percentage of their respective Target Amounts. For example, if Co-Steel's Total Shareholder Return is 88% of the Peer Average, each Eligible Executive would be entitled to 88% of their Target Amount.

5.5 Within 10 days after providing the Committee with the information described under Section 5.3, Co-Steel shall pay to the Trustee 50% of the amount of the Target Award determined in accordance with Section 5.4 (referred to in Canadian dollars as the "Contribution Amount") to be allocated to each Eligible Executive and designated in respect of each Eligible Executive. For example, if Co-Steel's Total Shareholder Return was equal to 90% of the Peer Average, and 90% of an Eligible Executive's Target Amount was equal to $100, $50 would be paid to the Trustee on behalf of such Eligible Executive under the Plan (as the Eligible Executive's sole benefit under the Plan).

5.6 As soon as practicable after the receipt of the Contribution Amount, the Trustee will use the funds to purchase Common Shares on The Toronto Stock Exchange at the prevailing market price of the Common Shares at the time.

6.   VESTING AND PAYMENT

6.1 The Trustee shall allocate the Common Shares purchased with the Contribution Amount to a separate notional account for each Eligible Executive.

6.2 As soon as practicable after each acquisition of Common Shares but prior to the end of the calendar year in which such Common Shares are acquired, the Trustee shall determine in respect of each Eligible Executive:

     (a) all Contribution Amounts received in the year by the Trustee from Co-Steel which were contributed on behalf of such Eligible Executive pursuant to the Plan;

     (b) the number of Common Shares acquired on behalf of such Eligible Executive; and


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     (c)  the number of Common Shares which have vested or been received in the year by the Eligible Executive.

6.3 Prior to the end of each calendar year, the Trustee shall allocate (for the purposes of section 32.1 of the Act) to Co-Steel the amount by which (i) all payments made in the year from the Plan to or for the benefit of each Eligible Executive employed (or formerly employed) by Co-Steel exceeds (ii) the income of the Plan for the year.

6.4 Subject to the provisions of the Plan, the Common Shares purchased on behalf of each Eligible Executive shall vest on the fifth anniversary of the date the Contribution Amount was paid to the Trust on behalf of the Eligible Executive (the "Vesting Date").

6.5 On the Vesting Date, the Trustee will sell all of the Common Shares held in the Trust on behalf of the Eligible Executive and distribute the proceeds of such sale to the Eligible Executive.

6.6 The Eligible Executive shall have no rights to the Common Shares held by the Trustee other than as provided in Section 7 herein.

6.7 No Eligible Executive shall be entitled to any fractional Common Shares or payment in respect of fractional Common Shares held under the Plan.

7.   DIVIDENDS AND OTHER RIGHTS

7.1 The Trustee shall distribute all cash dividends and stock dividends received by it in a year in respect of all vested and Unvested Common Shares held by it on behalf of any Eligible Executive to that Eligible Executive in the same year as such dividends are received by the Trust.

7.2 If the Trustee becomes entitled to subscribe for additional shares or other securities of Co-Steel by virtue of the Trustee being the registered holder of Common Shares, the Trustee shall forthwith irrevocably transfer such subscription rights with respect to the Common Shares then held by the Trustee on behalf of all Eligible Executives to such Eligible Executives.

7.3 Neither the Eligible Executive nor the Trustee shall be entitled to vote the Common Shares held by the Trustee.

8.   TERMINATION

8.1 If the employment of an Eligible Executive is terminated by reason of death, retirement at age 65 or older or Permanent Disability, the Eligible Executive shall cease to be an Eligible Executive and all Common Shares purchased by the Trust on behalf of such person shall vest immediately. The Trustee shall sell all of the Common Shares held by the Trust on behalf of such Eligible Executive (or his estate) as soon as practical and distribute the proceeds of such sale to the Eligible Executive (or his estate) within 30 days of such sale.



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                                      -6-

8.2 If an Eligible Executive ceases to be employed by Co-Steel for any reason other than death, retirement at age 65 or older or Permanent Disability (including termination without cause), the Trustee shall sell all Common Shares held on behalf of such Eligible Executive as soon as practical after such Eligible Executive's last day of active employment (without regard to notice of termination owing pursuant to statute, agreement or common law). The proceeds of such sale shall be held in the Trust (with any income accruing to the benefit of Co-Steel) and will be paid to the Eligible Executive on the Vesting Date less all applicable withholding tax and brokerage commissions.


9.   CHANGE IN CONTROL

9.1 Upon a Change-in-Control, all of the Common Shares held on behalf of all Eligible Executives shall vest and the Trust will distribute such Common Shares to such Eligible Executives less that number of Common Shares which must be sold to pay all applicable withholding tax and brokerage commissions (the "Net Shares"). In addition, the Trustee may in its discretion release the Net Shares to the Eligible Executives for the purposes of tendering to an offer which would result in a Change-in-Control on the condition that such Net Shares be returned to the Trust in the event such offer does not proceed.


10.  AMENDMENT OF PLAN AND TRUST

10.1 From time to time the Committee or the Board of Directors of Co-Steel may amend any provisions of the Plan and any provisions of the Trust, but no amendment of the Plan or the Trust, or any termination of the Plan, shall divest any Eligible Executive of his or her entitlements as provided herein or the vesting of any Common Shares, without the prior written consent of the Eligible Executive. No amendment of the Plan shall affect the rights and duties of the Trustee without its prior written consent.

10.2 The Board of Directors of Co-Steel may terminate the Plan at any time.


11.  GENERAL

11.1 All distributions of cash or Common Shares to an Eligible Executive under the Plan shall be made net of all applicable withholding tax and brokerage commissions. Any purchase or sale of Common Shares which is to take place during a "blackout" period under Co-Steel's insider trading policy shall be deferred until after the expiry of such period.

11.2 The Trustee shall be entitled to rely on a certificate of a senior officer of Co-Steel as to any of the following matters:

     (a) when the employment of an Eligible Executive with Co-Steel has terminated; and

     (b) the date of death, retirement or Permanent Disability of any Eligible Executive.

11.3 The directors and officers of Co-Steel are hereby authorized to sign and execute all instruments and documents and do all things necessary or desirable for carrying out the provisions of the Plan.


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11.4 The Plan and the Trust are established under the laws of the Province of
     Ontario and the rights of all parties and the construction and effect of each and every provision of the Plan and the Trust shall be according to the laws of the Province of Ontario and the laws of Canada applicable therein.

11.5 The Plan and the Trust shall enure to the benefit of and be binding upon Co-Steel, its successors and assigns. The interest hereunder of any Eligible Executive shall not be transferable or alienable by such individual either by assignment or in any other manner whatsoever and, during his or her lifetime, shall be vested only in him or her, but, upon such Eligible Executive's death, shall enure to the benefit of and be binding upon the personal representatives of the Eligible Executive.


DATED as of April 20, 2000.



                                       CO-STEEL INC.

                                       Per: [SIGNATURE ILLEGIBLE]
                                            -------------------------------

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                                  APPENDIX "A"


The Peer Group of Corporations shall initially consist of



            CANADIAN STEEL COMPANIES:      U.S. STEEL COMPANIES:
            ------------------------------------------------------
            Algoma Steel                   Birmingham Steel
            ------------------------------------------------------
            Dofasco                        Nucor
            ------------------------------------------------------
            IPSCO                          Bayou Steel
            ------------------------------------------------------
            Ivaco                          Kentucky Electric Steel
            ------------------------------------------------------
            Slater Steel                   Bethlehem Steel
            ------------------------------------------------------
            Stelco                         Commercial Metals
            ------------------------------------------------------
                                           Roanoke Electric Steel
            ------------------------------------------------------
                                           N.S. Group Inc.
            ------------------------------------------------------
                                           U.S.X. US Steel Group




This group may be modified (prospectively) as deemed appropriate by the Committee. Where a modification is made as a result of a merger or acquisition, the modification will be made effective at the time of the merger or acquisition. All other modifications will be effective according to the decision of the Committee.

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                                  AMENDMENT TO
                CO-STEEL INC. EXECUTIVE LONG-TERM INCENTIVE PLAN

     WHEREAS Co-Steel Inc. ("CO-STEEL") adopted an executive long-term incentive plan effective December 8, 1999, as amended and restated April 20, 2000 (the "Plan");

     AND WHEREAS the board of directors of Co-Steel authorized an amendment to the Plan as hereinafter described;

     NOW THEREFORE the Plan is hereby amended as follows:

1. (a) Capitalized terms used in this amendment and not defined herein shall have the meanings set forth in the Plan.

     (b)  The following defined term shall be added to the Plan:

          "TRANSACTION" means the acquisition by Co-Steel of the North American operations of Gerdau S.A. in exchange for Co-Steel common shares representing approximately 74% of the outstanding Co-Steel common shares after giving effect thereto, all as more particularly described in the Co-Steel Management Information Circular dated August 26, 2002.

2. Provided that the Transaction is completed, Section 8.2 of the Plan shall be deleted in its entirety and replaced with the following:

          If an Eligible Executive ceases to be employed by Co-Steel for any reason other than death, retirement at age 65 or older or Permanent Disability, all of the Common Shares held by the Trust on behalf of such Eligible Executive shall be transferred to such Eligible Executive (less that number of Common Shares which must be sold to pay all applicable withholding tax and brokerage commissions) as soon as practical after such Eligible Executive's last day of active employment (without regard to notice of termination owing pursuant to statute, agreement or common law).

          In addition, if an Eligible Executive was employed by Co-Steel on the date of completion of the Transaction but ceases to be employed by Co-Steel by December 31, 2002 for any reason other than death, retirement at age 65 or older or Permanent Disability, such Eligible Executive shall be entitled to a cash lump sum payment equal to the pro-rated portion (based on the number of days in active service during the year divided by 365) of the amount that would have been applied to purchase Common Shares for the Eligible Executive in accordance with the Plan for the 2002 year (if any), less applicable withholding tax. Co-Steel Shall distribute such payment to such Eligible Executive at the same time the Trustee purchases Common Shares (pursuant to Section 5.6) for other Eligible Executives for the 2002 year, but in no event later than March 31, 2003.


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     DATED the 19th day of September, 2002.

                                           CO-STEEL INC.



                                           Per: /s/ L. H. Schipper
                                                -------------------------------
                                                Lionel Schipper,
                                                Chairman of the Human Resource
                                                Committee